FIRST CITIZENS BANCSHARES, INC.
One First Citizens Place
Dyersburg, Tennessee 38024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, APRIL 21, 2004

TO:    Shareholders of First Citizens Bancshares, Inc.
          Dyersburg, Tennessee  38024

Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Lipford Room of First Citizens National Bank, Dyersburg, Tennessee, Wednesday, April 21, 2004 at 10:00 A.M. to consider and act upon the following proposals:

        1.    To elect eight directors for a term of three years expiring in 2007.

        2.    To vote on the ratification of the appointment of Carmichael, Dunn, Creswell, and Sparks, PLLC as auditors for the year ending December 31, 2004.

        3.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business February 13, 2004 are entitled to notice of and to vote at the Annual Shareholders' Meeting.

Please date, sign and return the enclosed proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting. If you will need special assistance at the meeting because of a disability, please contact Judy Long, Secretary at (731) 287-4254.

This 12th day of March, 2004.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ STALLINGS LIPFORD
                                            Chairman

FIRST CITIZENS BANCSHARES, INC.
One First Citizens Place
Dyersburg, Tennessee 38024

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 21, 2004

SOLICITATION

THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 21, 2004 and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

The expense of preparing, assembling, printing and mailing the Proxy Statement and materials used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 12, 2004.

All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc.  Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person.

IF NO INSTRUCTIONS ARE SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND "FOR" THE ELECTION OF CARMICHAEL, DUNN, CRESWELL & SPARKS, PLLC TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

VOTING SECURITIES

At the close of business February 27, 2004, there were 3,717,593 shares of Common Capital Stock of the Holding Company outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 13, 2004 (the "Record Date").  Holders of common stock possess full voting rights for the election of directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any shareholder of the Company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of directors.  Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the Proxy Holder, in accordance with management's recommendation.

The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First Citizens Bancshares, Inc. as of February 13, 2004:

Beneficial Owners	Beneficial Ownership	Percent of Class
Directors, Nominees & Executive Officers (26)	536,909	14.44%

PRINCIPAL SHAREHOLDERS

As of this date, persons or entities beneficially owning in excess of 5% of the common capital stock of the Company are set forth in the following table:

Name and Address	Beneficial Ownership	Percent of Class
First Citizens National Bank Employee Stock Ownership Plan & Trust	701,871	18.87%

ELECTION OF DIRECTORS

The Board of Directors of the Company consists of 24 members with one-third of the terms expiring in 2005, another one-third in 2006 and the remaining one-third in 2007. At the 2004 annual meeting you will be asked to elect the following individuals nominated by the Board of Directors to serve a term of three years. Once elected, each director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected. Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named.

The following biographies show the age (as of February 13, 2004) and  principal occupations during the past five years of each of our Directors as well as the date the director was first elected to the Board. There are no directors that hold other directorships with another public company or any registered investment company. Other information included is beneficial ownership of common stock of the Company as of February 13, 2004. The same information is also listed for continuing directors whose terms expire in the years 2005 and 2006:

INCUMBENTS WHOSE TERMS WILL EXPIRE IN 2007

Name and Principal Occupation for Past Five Years	Age	Director Since	Common Stock Beneficially Owned	Percent of Class
WILLIAM C. CLOAR Retired 1998 from Dyersburg Fabrics, Inc., a textile manufacturing plant.	67	1991	16,638	*
JAMES DANIEL CARPENTER Partner, Flatt Heating & Air Conditioning.	54	1993	3,226	*
RICHARD W. DONNER 2001 President of Trenton Mills. Served previously as President of Sales, Dyersburg Fabrics, Inc.	53	1985	8,423	*
BENTLEY F. EDWARDS Executive Vice President of Burks Enterprise L.P., a distributor of Dr. Pepper-Pepsi Cola products. Chief Operating Officer of Burks Beverage, L.P.	46	1997	886	*
JULIUS M. FALKOFF Owner and Managing Partner in Reelfoot Warehousing (a rental warehouse), Union City, TN. Owner in The Money Place, LLC, a check cashing, money gram and long distance service provider.	74	1999	22,256	*
RALPH E. HENSON Vice President of the Company; Executive Vice President and Chief Credit Officer of the Bank.	62	1997	52,939	1.40%
STALLINGS LIPFORD Chairman of the Board of the Company and the Bank.	74	1960	55,334	1.47%
LARRY S. WHITE President of White & Associates Insurance Agency, Inc., a general insurance agency offering all lines of insurance.	55	1997	59,189	1.49%

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2006

Name and Principal Occupation for Past Five Years	Age	Director Since	Common Stock Beneficially Owned	Percent of Class
EDDIE EUGENE ANDERSON Partner, Anderson Farms II	56	1984	34,034	*
JOHN S. BOMAR June 2003 Regional CEO & President of the Southwest Region for First Citizens National Bank June 2002 named CEO of Munford Union Bank. Served as President of Munford Union Bank from 1994 to June 2002	55	2002	906	*
BARRY T. LADD Executive Vice President and Chief Administrative Officer of the Company and the Bank.	63	1996	21,338	*
JOHN M. LANNOM Attorney at Law Private Legal Practice	50	1999	15,400	*
MILTON E. MAGEE Partner, Chic Farm Co., general farming. Partner Magee and Taylor, FLP, general farming since 1997.	67	1969	57,472	1.54%
G.W. SMITHEAL, III Partner, Smitheal Farm & Biesel and Smitheal Cattle Company.	48	1993	3,840	*
WILLIAM F. SWEAT First Citizens National Bank Community Bank President - Lauderdale County since 1999. Previous to 1999 served as Vice President and Branch Manager	53	2000	3,474	*
P.H. WHITE, JR. Owner, P.H. White Farms, manufacturer and distributor of livestock insecticide applicators.	72	1978	12,418	*

INCUMBENTS WHOSE TERMS WILL EXPIRE IN 2005

Name and Principal Occupation for Past Five Years	Age	Director Since	Common Stock Beneficially Owned	Percent of Class
J. WALTER BRADSHAW Vice President and Director Bradshaw & Co. Insurors, an independent insurance agency.	42	1993	43,057	1.15%
LARRY W. GIBSON President, Roberts-Gibson, Inc., gasoline jobber company.	57	1995	6,517	*
L.D. PENNINGTON Chairman of Forcum Lannon Contractors, LLC Previously served as Chairman Emeritus of Board, Centex Engineering and Construction, a company of contractors, engineers and developers.	75	1989	14,554	*
ALLEN G. SEARCY 50% owner of Building Solutions, Inc. Mr. Searcy is also a partner in Allen's Building Materials Company in Union City, TN and owner of commercial real estate and rental properties.	62	1999	23,406	*
DAVID R. TAYLOR 2003 President & CEO of Forcum Lannom Contractors, LLC a company of Engineers, Contractors, and developers. Previously served as President & CEO of Centex Engineering and Construction,	57	1997	2,544	*
DWIGHT STEVEN WILLIAMS Owner Johnson Funeral Home. Partner Oakview Links/Wynridge Golf Course	48	1991	3,689	*
KATIE S. WINCHESTER CEO, President & Vice Chairman of the Company and the Bank.	63	1990	20,956	*
BILLY S. YATES Chairman, General Appliance and Furniture Company, retail furniture & appliance outlet.	78	1973	19,905	*

* less than one percent

BOARD MEETINGS AND COMMITTEES

The Board of the Company met six times in 2003, while the Board of the Bank held twelve meetings. Each director serving on the Board of the Company also serves as director on the Board of the Bank. All of the directors attended at least 75% of all meetings of the Board and the committees on which they served during the fiscal year. The Company has no specific committees. However, the principal subsidiary, the Bank has the following committees: Executive, Audit and Compensation. The Bank intends to form a Governance and Nominating Committee, which will be responsible for developing and implementing policies and practices relating to corporate governance, reviewing background information on candidates proposed for Board service and making recommendations to the Board regarding candidates. This committee will also prepare and supervise the Board's annual review of director independence and the Board's annual performance self-evaluation. Members of this Committee will be appointed at the Annual Meeting of the Board of Directors of First Citizens National Bank on April 21, 2004.

The following table indicates the membership of the committees, including the Executive Committee:

COMMITTEE MEMBERSHIP

	Executive	Audit	Compensation

Eddie E. Anderson		X
Bentley F. Edwards		X
Ralph E. Henson	X
Barry T. Ladd	X
John M. Lannom		X
Stallings Lipford	X
Milton Magee	X		X
L.D. Pennington	X		X
Allen G. Searcy	X		X
G.W. Smitheal, III		X
David R. Taylor		X
P.H. White, Jr.	X		X
Katie Winchester	X
Billy S. Yates	X		X

Executive Committee

The Executive Committee is appointed by the Board to act on its behalf when the Board is unable to act as a whole. It is the responsibility of the executive committee to review certain loan applications in accordance with loan policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a  nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. The Executive Committee also serves as the Investment Committee. The committee meets as necessary. Twenty-six meetings were held in 2003.

Audit Committee

The functions of the Audit Committee are outlined in the Audit Committee Charter, a copy of which is attached to this proxy statement as Exhibit I. The Audit Committee met eight times during 2003. Although the common stock of the Company is not listed for trading on the National Association of Securities Dealers Automated Quotation system (NASDAQ), we have adopted the definition of an "independent director" provided in the NASDAQ listing standards. Under this standard all the members of the Audit Committee are independent directors. While the Board believes the members of the Audit Committee have substantial financial experience, especially in light of the number of years of service to the Company as members of the Board and in light of their own occupations, the Board does not believe any member is a "financial expert" as that term is defined by the Securities and Exchange Commission rules.

Audit Committee Report

The Audit Committee Charter specifies that the committee will assist the board of directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and the code of conduct. In carrying out these responsibilities, the Audit Committee, among other things:

          Monitors preparation of quarterly and annual financial statements by Management.

          Supervises the relationship between management and its independent auditors, including:  having direct responsibility for their appointment, compensation, and retention; reviewing the scope of their audit services; approving non-audit services; and confirming the independence of the independent auditors.

          Oversees management's implementation and maintenance of effective systems of internal control including continuous review of the internal audit program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

The Committee held eight meetings in 2003.  The Committee strategically schedules its meetings in order to effectively carry out all responsibilities assigned to them by the Board of Directors.  The Committee's meetings include, whenever appropriate, executive sessions with the independent auditors and the Senior Internal Auditor, in each case without the presence of the Company's management.

As part of its oversight of the financial statements, the Committee reviews and discusses with both management and the independent auditors all annual and quarterly financial statements prior to their issuance.  During 2003, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee.   These reviews included discussion with the independent auditors, Carmichael, Dunn, Creswell and Sparks, PLLC, of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company's accounting principle, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and with or without management present, discussed and reviewed results of the independent auditors examination of the Company's financial statements.  The Committee has also discussed with the independent auditors their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also discussed with Carmichael, Dunn, Creswell and Sparks, PLLC matters relating to their independence, including a review of audit and non audit fees and the written disclosures and letter from Carmichael, Dunn, Creswell and Sparks, PLLC to the Committee pursuant to Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees).

Based upon results of the discussions and action described above, in reliance upon management and Carmichael, Dunn, Creswell and Sparks PLLC and subject to the limitation of its role, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its annual report on Form 10K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended the reappointment subject to shareholder approval, of independent auditors, Carmichael, Dunn, Creswell and Sparks PLLC.

                                                            Audit Committee:
                                                            Chairman Bentley S. Edwards
                                                            Eddie E. Anderson
                                                            John M. Lannom
                                                            Green Smitheal, III
                                                            David R. Taylor

Audit Fees

Total fees paid to Carmichael, Dunn, Creswell and Sparks, PLLC for the fiscal years ended December 31, 2003 and 2002 are as follows:

	2003	2002
Audit Fees	$ 58,430	$ 57,861
Audit-Related Fees	--	--
Tax Fees	9,335	7,956
All Other Fees	--	--
Total	$ 67,765	$ 65,817

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the five directors identified in the committee membership table.  None are officers of the Company, the Bank or any of its subsidiaries.  The Committee held two meetings during 2003.  No members of the Compensation Committee serves on compensation committees of other publicly held companies.

The role of the Compensation Committee is to approve the amount and form of executive officer compensation.  The Committee has set forth below its report on the compensation policies applicable to executive officers during 2003.

   Executive Officer Compensation - Pay Philosophy

The compensation programs of the Bank are designed to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executives who contribute to our long-term success.  The committee believes that executive pay should be linked to performance.  Therefore, the Bank provides an executive compensation program that includes base pay, annual cash bonuses and retirement benefits through annual contributions to an Employee Stock Ownership and 401-K plans.  In addition all executives are provided with permanent life insurance.

    Base Salary

Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at peer financial institutions. In determining compensation at peer financial institutions we analyze information from independent surveys.  Peer banks are selected from the surveys based on similarity of the surveyed financial institutions to us in terms of size, geographic regions, scope of services and overall performance.  In 2003 base salary of the named executive officers was generally in line with targeted peer banks analysis.  Base salaries for new executive officers are initially determined by evaluating responsibilities of the position, experience of the individual and by reference to the competitive marketplace for experienced executive talent in the financial services industry.

    Incentive Compensation Plan

The Chief Executive Officer and other executive officers are eligible for cash bonuses. The senior management incentive plan provides bonus compensation based on corporate, business unit and individual performance.  The level of compensation for executive officers is based on return on assets with a minimum qualifying ROA of 1 percent and 25 percent of an officer's bonus based on his meeting business development (referral) goals set for 2003.

    Executive Employment Agreements

Executive employment agreements are currently in effect for Stallings Lipford, Katie S. Winchester, Barry T. Ladd, Ralph E. Henson, Jeffrey Agee, Judy Long, and John S. Bomar. The agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control".  A "change in control", as defined in the agreement, is deemed to occur if any person, firm or corporation obtains "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or the Company which, when added to any other shares, the beneficial ownership of which is held by such acquire(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurrence of any merger, consolidation or reorganization of the Bank to which the Bank or the Company is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or the Company.

In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid.

The executive employment agreement in effect for Chairman Lipford also provides for terms and conditions for part-time employment.  During the term of employment, Chairman Lipford shall serve as Chairman of the Company or in such other position with responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Company. During 2003 Chairman Lipford devoted approximately 1,000 hours to the affairs of the Company as well as served as Chairman of the Executive Committee. Chairman Lipford, on an annual basis, devotes such time to the affairs of the Company as deemed appropriate in light of circumstances then existing.  In addition, Chairman Lipford shall serve on the Board of Directors of the Company during the term of employment for so long as he is elected to such Board by the shareholders of the Company.

    Executive Management Life Insurance Plans

Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April 1993.  A Collateral Assignment Split Dollar Life Insurance Plan was provided for the Chief Executive Officer and President and four other executive officers of the Company in which the Company agreed to pay individual life insurance premiums not to exceed $12,500 per year.  The Company's obligation to pay this premium ceases upon termination of the executive's employment.  Upon death of the executive officer, the Company is reimbursed for premiums paid over the life of the policy and the death benefit paid to the designated beneficiary.  Repayment of premiums under any circumstances cannot exceed the cash value of the policy.  Premiums paid annually for Collateral Assignment Split Dollar Life Insurance for executive officers totaled $12,500 for the President and Chief Executive Officer, and Chief Credit Officer & Chief Administrative Officer, and range between $5,000 and $10,000 for other executive officers.

    2003 Compensation for the Chief  Executive Officer

The same philosophies used in determining compensation for executive officers of the Bank are used in determining compensation for the chief executive officer.  The Compensation Committee establishes each element of the chief executive officer base pay on the achievement of specific financial and non-financial objectives.  No specific weighting or formula is used to determine the chief executive officer's level of compensation. Additionally, the committee takes into consideration an analysis of compensation at peer financial institutions used to review compensation of other officers of the Bank.

    Base Salary

Katie S. Winchester has served as Chief Executive Officer for the Company and the Bank since 1996.  The chief executive officer's base salary is reviewed and set by the Compensation Committee.  The committee increased Mrs. Winchester's base salary to $230,350 in 2003 from $213,250 in 2002, which represents a 7.42% increase.  This level of base salary is in line with base salaries of other chief executive officer's of peer financial institutions with assets in excess of $500 million.

    Annual Bonus

The annual bonus of the chief executive officer is determined based on a pre-defined bonus plan approved by the Board of Directors of the Company.   The annual bonus amount for 2003 was based on the achievement of corporate financial goals and a pre-bonus, net of tax return on assets of 1.25 percent.

                                                        Compensation Committee:
                                                        Chairman Milton E. Magee
                                                        L. D. Pennington
                                                        Allen Searcy
                                                        P. H. White, Jr.
                                                        Billy S. Yates

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director fees are established by the Board on an annual basis.  Directors who are executive officers of the Bank or any of its subsidiaries receive fees for service on the Board, but do not receive additional compensation for service on a board committee. Fees paid to directors in 2003 for serving on the board were set at $500 per meeting for each director and advanced on a per meeting attended basis. In 2003 an annual retainer fee of $3,000 per director was paid for services on the Board of the Company.

Additional amounts are paid annually for service on various committees as follows:

Committee	Fee
Executive/Investment	$12,500
Audit	5,000
Trust	5,000
CRA	2,500

The following table discloses individually each executive officer of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000. As the Holding Company pays no salaries, this information relates to all compensation paid by the Bank. The following tabulation is for the period ending December 31, 2003:

SUMMARY COMPENSATION TABLE

Annual Compensation Payouts

(a) Name and Principal Position	(b) Year	(c) Salary ($) (1)	(d) Bonus ($) (2)	(e) Other Annual Compensation	All Other Compensation($) (3)
Katie Winchester CEO, Pres. & Vice Chairman	2003 2002 2001	246,503 228,652 215,445	84,827 89,248 73,642	20,000 17,000 17,000	655 3,027 1,781
Ralph Henson Executive Vice President & Chief Credit Officer	2003 2002 2001	154,554 145,091 135,250	57,567 72,274 41,080	20,000 17,000 17,000	851 2,507 1,320
Barry T. Ladd Executive Vice President & CAO	2003 2002 2001	145,652 141,334 135,641	49,972 55,436 46,370	19,627 17,000 17,110	924 1,819 1,265
Jeff Agee Executive Vice President & CFO	2003 2002 2001	119,587 93,337 81,845	41,940 41,730 28,555	16,171 13,608 11,071	189 473 311
Judy Long Executive Vice President, COO & Board Secretary	2003 2002 2001	111,400 96,900 87,158	39,120 38,840 30,465	15,075 13,608 11,796	231 469 332

(1) Salaries reported includes director fees up to $9,500 paid to each Executive for service on the Board of Directors.

(2) Contributions made by the Bank to Employee Stock Ownership Plan.

(3) Economic Benefit of life insurance policy.

CODE OF ETHICS

The Company has a Code of Ethics, which is applicable to all employees of the Company, including the principal executive officer as well as all professionals serving in a finance, accounting, treasury, tax or investor relation role.  The Company also has a separate Code of Ethics for financial professionals, which contain provisions specific to financial professionals.  Both the Code of Ethics and the Code of Ethics for Financial Professionals are available on the Company's website (firstcitizens-bank.com).  The Company intends to post changes and amendments to its Code of Conduct(s) at this location on its website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the officers, directors, and principal shareholders of the Holding Company (and their affiliates) have deposit accounts and other transactions with the Bank, including loans in the ordinary course of business.  An affiliate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any trust or estate of which he is a trustee, executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

Banking transactions in the ordinary course of business with directors, officers, principal shareholders, and their affiliates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These loans do not represent unfavorable features or more than a normal risk of collectibility. Such loans aggregated represents less than 1% of shareholders' equity as of December 31, 2003.

During 2003 the Bank paid approximately $1,490,000 to Centex Forcum Lannom, Inc. for construction of the Arlington, Tennessee branch facility. Director David R. Taylor was President and Chief Executive Officer of the company during the construction period.  In October 2003, Directors Taylor and L. D. Pennington, along with others, purchased Centex and formed Forcum Lannom Contractors, LLC.  Also during 2003, the Bank paid approximately $1,249,000 to Allen Searcy Builders and Contractors, a company which is owned by Director Allen Searcy, for the construction of the Martin, Tennessee branch facility.  The Bank sought competitive bids for the construction of both the Arlington and Martin Branches.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our officers and directors are subject to the reporting requirements of  Section 16(a) of the Securities and Exchange Act of 1934. Based solely on a review of the relevant filings and representation made to us by these persons, we believe all changes in beneficial ownership of securities by insiders were reported to the Securities and Exchange Commission in 2003 on a timely basis.

TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph reflects the Company's cumulative return (including dividends) as compared to the S & P 500 and Southeast Bank Stocks over a five year period.

PROPOSALS BY SECURITY HOLDERS

Shareholder proposals intended to be presented in proxy materials to be mailed in 2005 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 2004. Nominees to be proposed for election to the Board of Directors of the Company, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Company and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of directors to the Board of the Company were mailed to shareholders.

OTHER BUSINESS

The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, persons designated as proxies will vote their judgement on such matters.  If a shareholder specifies a different choice on the proxy, his/her shares of common stock will be voted in accordance with specifications so made.

Annual Reports

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2003, accompanies this report.  Biographical information about our Chief Executive Officer and other executive officers is included in the Form 10-K filed with the Securities and Exchange Commission.  A copy of the Annual Report Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2003 will be furnished any shareholder requesting such copy at no cost. Neither the Annual Report to Shareholders or Form 10-K is considered proxy-soliciting material except to the extent expressly incorporated by reference in this proxy statement.  Requests should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                                                                                  BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                   /s/ JUDY LONG
                                                                                                        Secretary

Dyersburg, TN
March 12, 2004

FIRST CITIZENS BANCSHARES, INC.
One First Citizens Place
Dyersburg, Tennessee 38024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and William C. Cloar, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 13, 2004, at the Annual Meeting of Shareholders to be held in the Lipford Room of First Citizens National Bank, on Wednesday, April 21, 2004, at 10:00 A.M., and at all adjournments thereof:

(1) Election of Directors

        [_] For all nominees listed below        [_] Withhold authority to vote for all nominees
                                                                                   listed below

INSTRUCTIONS:   YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED BELOW BY LINING
                                     THROUGH OR STRIKING OUT SUCH INDIVIDUAL'S NAME

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2007

James Daniel Carpenter, William C. Cloar, Richard W. Donner, Bentley F. Edwards, Julius M. Falkoff, Ralph E. Henson, Stallings Lipford,
Larry S. White

(2) Approval of Carmichael, Dunn, Creswell and Sparks, PLLC auditor for the year ending December 31, 2004

        [_]  FOR                [_]  AGAINST        [_]  ABSTAIN

(3) To transact other business as may properly come before the meeting or any adjournments thereof

        [_]  FOR                [_]  AGAINST        [_]  ABSTAIN

This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted "For" the election of all nominees named and "For" approval of Carmichael, Dunn, Creswell and Sparks, PLLC as auditors for the current year.

Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 12, 2004                      Signature ____________________________________________

                                                            Signature if jointly held __________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE